Exhibit 5.1

January 12, 2018

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

Ladies and Gentlemen:

As counsel to Energous Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-3 (File No. 333-203622) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on April 24, 2015 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale from time to time by the Company of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and other securities of the Company.

The Company currently proposes to offer and sell from time to time under the Registration Statement shares of its Common Stock for an aggregate purchase price of up to $40,000,000 (such shares of Common Stock, the “Shares”), pursuant to that certain Distribution Agreement dated January 11, 2018 (the “Agreement”), by and among the Company and Raymond James & Associates, Inc. (the “Agent”). Any Shares sold will be sold pursuant to the prospectus that was included in the Registration Statement at the time the Registration Statement was declared effective by the Commission (the “Base Prospectus”), and the related prospectus supplement dated January 12, 2018, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Any Shares sold by the Company will be sold as described in the Registration Statement, the Prospectus and the Agreement.

In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation, as amended (the “Certificate”), and the Company’s amended and restated bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the approval and adoption of the Certificate and the Bylaws, the reservation of the Shares for sale and issuance and the offering and sale of the Shares pursuant to the Agreement and the Registration Statement, the filing of the Registration Statement and the Prospectus and the registration of the offer and sale of the Shares under the Securities Act, documents regarding the Company’s outstanding and reserved capital stock and other securities and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, the absence of any undisclosed termination, waiver or amendment to any document reviewed by us, the legal capacity of all parties executing any documents (other than the Company), and the due authorization, execution and delivery of all documents by each party thereto other than the Company. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and certain representations made to us by the Company, including representations that the Company has available a number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, sufficient to enable the Company to issue and deliver all of the Shares as of the date of this letter. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect. We express no opinion with respect to the securities or “blue sky” laws of any state.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares.

Based upon, and subject to, the foregoing, it is our opinion that when the Shares have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms set forth in the Registration Statement, the Prospectus and the Agreement, and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder. This opinion is intended solely for use in connection with the issuance and distribution of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP